UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):

                                January 10, 2000
                                ----------------



                              MEDCO RESEARCH, INC.
                   ---------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                       0-13948                      95-3318451
      --------                       -------                      ----------
  (State or other             (Commission File No.)             (IRS Employer
  jurisdiction of                                            Identification No.)
   incorporation)


7001 Weston Parkway, Suite 300 Cary, NC            27513
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(Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code:  (919)653-7001
                                                   -----------------

ITEM 5.  Other Information

     On January 10, 2000, the State of Wisconsin Investment Board ("SWIB"), the holder of approximately 11.5% of the outstanding stock of Medco Research, Inc. (the "Company"), brought suit against the Company and its directors in the Court of Chancery of the State of Delaware. SWIB alleged waste and breach of fiduciary duty by reason of the Company's planned merger (the "Merger") with King Pharmaceuticals, Inc. SWIB seeks to enjoin the Merger and also seeks unspecified damages. It further seeks to certify the action as a class action.

         The parties are now engaging in expedited discovery. SWIB has applied for a preliminary injunction enjoining the Merger. A hearing on SWIB's application for a preliminary injunction is to take place on February 9, 2000, and the meeting of the Company's stockholders to vote on the Merger is scheduled for February 10, 2000.

         The Company is vigorously contesting SWIB's claims and its application for a preliminary injunction. The Company believes that SWIB's allegations are without merit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MEDCO RESEARCH, INC.



                                             By:  /s/ Glenn C. Andrews
                                                ------------------------------
                                                  Glenn C. Andrews
                                                  Executive Vice President
                                                  and Chief Financial Officer


Dated: January 24, 2000